EXHIBIT 10.1

Beacon Roofing Supply, Inc.

Office of the General Counsel

A Corporation of Regional Suppliers of Quality Roofing and Building Materials

in North America

February 13, 2019

CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor New York, NY 10152

Attn:  Nathan K. Sleeper, JL Zrebiec

Email:  nsleeper@cdr-inc.com, jzrebiec@cdr-inc.com

Debevoise & Plimpton LLP 919 Third Avenue

New York, New York 10022

Attention: Paul S. Bird; Uri Herzberg

Email: psbird@debevoise.com;  uherzberg@debevoise.com

Re:     Acquisition of shares of common stock of Beacon Roofing Supply, Inc.

Dear Nate:

Reference is hereby made to (i) that certain Investment Agreement (as amended, supplemented or otherwise modified from time to time, the "Investment Agreement"), dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., a Delaware corporation (the "Company"),  CD&R  Boulder Holdings, L.P., a Cayman Islands exempted limited partnership ("Purchaser"), and, solely for purposes of Sections 4.13 and 4.14 thereof, Clayton, Dubilier & Rice Fund IX, L.P. ("CD&R Fund") and (ii) that certain letter agreement (the "Letter Agreement"), dated as of November 20, 2018, by and among the Company, Purchaser and CD&R Fund. Capitalized terms used herein without definition shall have the meanings given to them in the Investment Agreement or Letter Agreement, as applicable.

This letter clarifies the intent of the parties to the Letter Agreement that, for purposes  of  the  30% limitation described in the second paragraph of Section I of the Letter Agreement, the calculation of the shares of Common Stock Beneficially Owned (directly or indirectly) by the CD&R Group shall be made without giving effect to any restricted stock units (or any shares of Common Stock issued or issuable in respect thereof) originally granted to any Purchaser Designee (or assignee thereof, including,  if   applicable, Clayton, Dubilier & Rice, LLC). This letter evidences the written approval of the Company Board to such clarification with respect to its approval of the acquisition of the Permitted Acquisition Shares pursuant to the Letter Agreement.

[Signatures follow on next page]

6701 Democracy Boulevard • Suite 200 • Bethesda, MD 20817 • 301-272-2123 • www.beaconroofingsupply. com

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have signed this letter agreement as of the day and year first above written.

Very truly yours,

BEACON ROOFING SUPPLY, INC.

By:	/s/ Ross Cooper
Name:
Title:

Acknowledged  and Agreed:

CD&R BOULDER HOLDINGS, L.P.

By: CD&R Investment Associates IX,

Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary

CLAYTON, DUBILIER & RICE

FUND IX, L.P.

By: CD&R Associates IX, L.P., its

general partner

By: CD&R Investment Associates IX,

Ltd., its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer & Assistant Secretary